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                                                                     Exhibit 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          BEACON ROOFING SUPPLY, INC.

     Beacon Roofing Supply, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Beacon Roofing Supply, Inc. The Corporation was incorporated in the State of Delaware on July 16, 1997.

     2. This Amended and Restated Certificate of Incorporation was duly adopted on August 11, 1997, by the sole director of the Corporation pursuant to Sections 103, 241 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

     3.   The Corporation has not received payment for any of its stock.

     4. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

     FIRST:     The name of the corporation is: Beacon Roofing Supply, Inc.

     SECOND:    The address of the registered office in the State of Delaware is
1013 Centre Road, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD:     The nature of the business or purposes to be conducted or
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same may be amended from time to time ("GCL").

     FOURTH:    (a)    The total number of shares of all classes of stock which
the Corporation shall have authority to issue is 20,000 shares of common stock, par value $0.01 per share ("Common Stock"), of which 10,000 shares shall be designated Class A Common Stock, and 10,000 shares shall be designated Class B Common Stock. The Class A Common Stock and the Class B Common Stock are sometimes collectively referred to herein as "Common Stock".

     (b) The shares of Common Stock shall have the powers, preferences and rights, and qualifications, limitations and restrictions thereof set forth in this Article Fourth.

          1. GENERAL. The powers, preferences and rights, and qualifications, limitations and restrictions of the Class A Common Stock and Class B Common

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     Stock shall be identical in all respects except as expressly provided for in this Paragraph (b).

          2. VOTING RIGHTS. Except as otherwise set forth herein or required by applicable law, holders of Class A Common Stock shall be entitled to one vote per share on all matters submitted to the stockholders of the Corporation for vote, consent or approval, and holders of Class B Common Stock shall have no right to vote on any matters submitted to the stockholders of the Corporation for vote, consent or approval (it being understood that the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval).

          3. DIVIDENDS. As and when dividends are declared or paid on Common Stock, whether in cash, property or securities of the Corporation, holders of Class A Common Stock and holders of Class B Common Stock shall be entitled to participate in such dividends ratably on a per share basis; PROVIDED, HOWEVER, that (i) if dividends are declared which are payable in shares of Common Stock, or options, warrants, or rights to acquire shares of Common Stock, or securities convertible or exchangeable for shares of such Common Stock, such dividends shall be payable to holders of Class A Common Stock in shares of, or options, warrants, or rights to acquire, or securities convertible or exchangeable for, shares of Class A Common Stock and to holders of Class B Common Stock in shares of, or options, warrants, or rights to acquire, or securities convertible or exchangeable for, shares of Class B Common Stock, as the case may be; and (ii) if dividends are declared which are payable in voting securities of the Corporation other than Common Stock, or options, warrants, or rights to acquire voting securities of the Corporation other than Common Stock, or securities convertible or exchangeable for voting securities of the Corporation other than Common Stock, the Corporation shall make available to each holder of Class B Common Stock, at such holder's request, dividends consisting of, as the case may be, non-voting securities of the Corporation or options, warrants, or rights to acquire, or securities convertible or exchangeable for (on the same terms as shares of Class B Common Stock are convertible for shares of Class A Common Stock), non-voting securities of the Corporation, which are otherwise identical to such voting securities, or such options, warrants, or rights to acquire, or securities convertible or exchangeable for, such voting securities of the Corporation and which are convertible into or exchangeable for such voting securities, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, such voting securities, on the same terms as shares of Class B Common Stock are convertible into shares of Class A Common Stock.

          4. LIQUIDATION. After payment or provision for payment of all debts and other liabilities of the Corporation, and subject to the rights of any other class of capital stock of the Corporation which may exist from time to time, holders of all outstanding shares of Common Stock shall be entitled to participate ratably on a per share basis in the remaining net assets of the Corporation upon any

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     voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          5.    CONVERSION OF COMMON STOCK.

                (i) Subject to and upon compliance with the provisions of this paragraph 5, each record holder of Class A Common Stock shall be entitled, at its option, to convert at any time, and from time to time, any or all of the shares of such holder's Class A Common Stock into the same number of shares of Class B Common Stock, and each record holder of Class B Common Stock shall be entitled, at its option, to convert at any time, and from time to time, any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock.

                (ii) Each conversion of shares of Class A Common Stock into Class B Common Stock or Class B Common Stock into shares of Class A Common Stock, as the case may be, shall be effected as follows:

                       A. the holder of such shares of Class A Common Stock or Class B Common stock shall surrender to the Corporation the certificate or certificates representing the shares to be converted, duly endorsed or assigned in blank, with signatures guaranteed if reasonably requested by the Corporation, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in writing to the holder or holders of the Common Stock) at any time during its usual business hours, and by the giving of written notice by the holder of such Class A Common Stock or Class B Common Stock stating that such holder desires to convert all or a stated number of the shares of Class A Common Stock represented by such certificate or certificates into Class B Common Stock, or to convert all or a stated number of the shares of Class B Common Stock represented by such certificate or certificates into Class A Common Stock, as the case may be, which notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for the Class A Common Stock or Class B Common Stock, as the case may be, shall be issued and shall include instructions for delivery thereof, provided, however, that in the case of the conversion of Class B Common Stock into Class A Common Stock the notice shall include a statement to the effect that such conversion and the holding of such Class A Common Stock by such holder or holders is permitted under the then current applicable law.

                       B. Promptly after such surrender and the receipt of such written notice and statement, the Corporation shall issue and

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                deliver in accordance with such instructions the certificate or certificates for the Class A Common Stock or Class B Common Stock issuable upon such conversion. In addition, the Corporation shall deliver to the converting holder a certificate representing any portion of the shares of Class A Common Stock or Class B Common Stock which had been represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered in accordance herewith and such notice has been received, and at such time the rights of the holder of such Class A Common Stock or Class B Common Stock, as the case may be (or specified portion thereof) shall cease, and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock or Class B Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock or Class B Common Stock represented thereby.

                (iii) Any shares of Class A Common Stock which are converted into shares of Class B Common Stock shall be retired and shall be restored to the status of authorized but unissued shares of Class A Common Stock. Any shares of Class B Common Stock which are converted into shares of Class A Common Stock shall be retired and shall be restored to the status of authorized but unissued shares of Class B Common Stock.

                (iv) The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding plus the number of shares of Class B Common Stock issuable or exercisable pursuant to any security of the Corporation providing for the issuance or delivery of Class B Common Stock) by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and without any vote or consent of the holders of the Class B Common Stock.

                (v) The Corporation shall at all times (A) reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of shares of Class B Common Stock into shares of Class A Common Stock, such number of shares of Class A Common Stock as are issuable upon the conversion of all outstanding shares of Class B Common Stock and (B) reserve and keep available out of its authorized but unissued shares of Class B Common Stock or its treasury shares of Class B Common Stock, solely for the purpose of issuance upon the conversion of shares of Class A Common

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          Stock into shares of Class B Common Stock, such number of shares of
          Class B Common Stock as are issuable upon the conversion of all outstanding shares of Class A Common Stock. Notwithstanding the foregoing, if, at any time, there shall be an insufficient number of authorized or treasury shares of Class A Common Stock available for issuance upon conversion of Class B Common Stock, or an insufficient number of authorized or treasury shares of Class B Common Stock available for issuance upon conversion of Class A Common Stock, the Corporation shall take all action necessary to propose and recommend to the stockholders of the Corporation that this Certificate of Incorporation be amended to authorize additional shares in an amount sufficient to provide adequate reserves of shares for issuance upon such conversion, including the diligent solicitation of votes and proxies to vote in favor of such an amendment. All shares of Class A Common Stock and Class B Common Stock which are issuable upon conversion hereunder shall, when issued, be duly and validly issued, fully paid and nonassessable.

                (vi) STOCK SPLITS; ADJUSTMENTS. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise), the outstanding shares of the Class A Common Stock or the Class B Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock, or accord any other payment, benefit or preference to any share of Common Stock, the outstanding shares of each other series of Common Stock shall be subdivided or combined, or such dividend shall be paid, shares shall be retired or other distribution or payment, benefit or preference shall be made, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

                (vii) NO CHARGE. The issuance of certificates for shares of any class of Common Stock upon conversion of shares of Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock; provided, however, that the Corporation shall not be required to pay any tax or costs which may be payable in respect of any such conversion by any other person or in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Common Stock converted.

          6. AMENDMENT AND WAIVER. In addition to any other vote or written consent required by law or hereunder, the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, shall be required for any alteration, amendment or repeal of any provision of this Paragraph (b) of this Article FOURTH.

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     FIFTH:     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

     SIXTH:     The election of directors need not be by written ballot.

     SEVENTH:   INDEMNIFICATION.

     (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists as of the date hereof or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide both prior to such amendment and as of the date hereof), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this ARTICLE SEVENTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in connection with any such Proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this ARTICLE SEVENTH or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors, officers and trustees.

     (b) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (a) of this ARTICLE SEVENTH is not paid in full by the Corporation within thirty days after written notice thereof has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part,

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the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation, and as to any such other action as to which it shall not be a defense) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct under the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and the payment of expenses incurred in connection with a Proceeding in advance of its final disposition conferred in this ARTICLE SEVENTH shall not be (and they shall not be deemed to be) exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, trustee, employee or agent of the Corporation or another Corporation, or of a partnership, joint venture, trust or other enterprise against any expense, liability or loss (as such terms are used in this ARTICLE SEVENTH), whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     (e) IMPAIRMENT OF EXISTING RIGHTS. Any repeal or modification of this ARTICLE SEVENTH shall not impair or otherwise affect any rights, or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

     (f) CONSTRUCTION AND PRESUMPTION. This ARTICLE SEVENTH shall be liberally construed in favor of indemnification and the payment of expenses incurred in connection with a Proceeding in advance of its final disposition and there shall be a rebuttable presumption that a claimant under this ARTICLE SEVENTH is entitled to such indemnification and the Corporation shall bear the burden of proving by a preponderance of the evidence that such claimant is not so entitled to indemnification.

     (g) CONFIDENTIALITY. Any finding that a person asserting a claim for indemnification pursuant to this ARTICLE SEVENTH is not entitled to such indemnification, and any information which may support such finding, shall be held in confidence to the extent permitted by law and shall not be disclosed to any third party.

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     (h)  SEVERABILITY. If any provision of this ARTICLE SEVENTH shall be deemed invalid or unenforceable, the Corporation shall remain obligated to indemnification and advance expenses subject to all those provisions of this ARTICLE SEVENTH which are not invalid or unenforceable.

     EIGHTH:    No director of the Corporation shall be personally liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this ARTICLE EIGHTH shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this ARTICLE EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.



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